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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITOR'S CONSENT

     We consent to the use in this Registration Statement of Cathay Bancorp, Inc. on Form S-4 of our report on the consolidated financial statements of First Public Savings Bank, F.S.B. and subsidiary dated March 1, 1996, appearing in the Proxy Statement-Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Proxy Statement-Prospectus.

DELOITTE & TOUCHE LLP

Los Angeles, California
September 16, 1996